                                                                    EXHIBIT 10.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT UNLESS SOLD PURSUANT TO RULE 144 OF THAT ACT OR UNLESS THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER IS OTHERWISE EXEMPT FROM REGISTRATION. THE COMPANY MAY REQUEST A WRITTEN OPINION OF COUNSEL (FROM COUNSEL ACCEPTABLE TO THE COMPANY) SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE, PLEDGE OR HYPOTHECATION, OR OTHER TRANSFER. THIS NOTE OR ANY SECURITY ISSUABLE UPON THE CONVERSION HEREOF MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN THIS NOTE OR ANY SUCH SECURITY.

                       SECURED CONVERTIBLE PROMISSORY NOTE

Note No.: ___                                                     April 16, 2002
                                                              Irvine, California

        FOR VALUE RECEIVED, SSP Solutions, Inc., a Delaware corporation ("Company"), promises to pay to ______________________ ("Holder"), or its registered assigns, the principal sum of _________________ THOUSAND DOLLARS ($__________), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Secured Convertible Promissory Note (this "Note") on the unpaid principal balance at a rate equal to 10% per annum, computed on the basis of the actual number of days elapsed and a year of 365 or 366 days, as the case may be, compounded annually. Interest on the outstanding principal balance of this Note shall be payable quarterly as described in Section 2. Subject to Section 5, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the Note Maturity Date (as defined below). Subject to Section 5, any unpaid principal and accrued and unpaid interest on the Note Maturity Date shall be payable in cash. Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to the Company for cancellation.

        This Note is secured pursuant to a Securities Purchase, Registration Rights and Security Agreement, dated as of the date hereof, by and among the Company and certain investors in the Company, including Holder (the "Agreement"). This Note and the similar Secured Convertible Promissory Notes issued to the other investors pursuant to the Agreement are collectively referred to as the "Notes." Pursuant to the Agreement, the investors also acquired Warrants to Purchase Common Stock (the "Warrants").

        The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

        1.     CERTAIN DEFINITIONS.

               (a) "Common Stock" means shares of the common stock, $.01 par value per share, of the Company.

                (b) "Event of Default" means any of the events specified as such in Section 4(a).

               (c) "Holder" means the person or entity specified in the introductory paragraph of this Note or any transferee that is at the time the registered holder of this Note. The Holder or transferee is an "accredited investor" as defined under U.S. federal securities laws or otherwise will qualify to allow this offering to take place as a private placement under applicable securities laws.

               (d) "Note Maturity Date" shall mean the earlier of (i) December 31, 2005, or, (ii) the date as of which the outstanding principal and accrued interest on this Note and all other payments payable hereunder are due and payable by Holder pursuant to Section 4(b).

        Other capitalized terms not defined in this Note have the same meaning as in the Agreement or in the Warrants, as the case may be.

        2.     INTEREST.

        This Note will bear interest at a rate of 10% per annum. Accrued interest on this Note shall be due and payable quarterly on the first day of each calendar quarter beginning July 1, 2002, with a final installment due on the Note Maturity Date, whether by acceleration, scheduled maturity or otherwise, unless such amounts are converted into Common Stock pursuant to the terms set forth herein. Subject to Section 5, any accrued interest on this Note that is due prior to the Note Maturity Date shall be payable in cash or, at the option of the Company, in shares of Common Stock valued at the arithmetic mean of the Closing Sale Price of the Company's Common Stock for the 30 day period ending on the day prior to the day the interest payment is due. Subject to
Section 5, any accrued interest on this Note that is due on the Note Maturity Date, whether by acceleration, scheduled maturity or otherwise, shall be payable in cash.

        3.     PREPAYMENT.

        This Note may not be prepaid without the prior written consent of the Holder.

        4.     EVENTS OF DEFAULT.

               4.1 EVENT OF DEFAULT. Each of the following events shall constitute an "Event of Default" under this Note:

                      (a) Subject to Section 5, the Company fails to pay, within five business days of the date when it first becomes due under the terms of this Note, the cash portion, or fails to issue the Warrant portion, of any accrued interest coming due on a quarterly basis prior to the Note Maturity Date.

                      (b) Subject to Section 5, the Company fails to pay all
               amounts owed within ten business days of the Note Maturity Date as required under the terms of this Note.

                      (c) The Company (i) applies for or consents to the
               appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) is unable, or admits in writing its inability, to pay its debts for borrowed money generally as they come due or its trade payables within 90 days of invoice, (iii) makes a general assignment for the benefit of its creditors, (iv) is dissolved or liquidated in full or in part, (v) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) takes any action for the purpose of effecting any of the foregoing, and an order for relief entered or such proceeding shall not be dismissed, discharged or stayed within 60 days of commencement.

                      (d) Proceedings for the appointment of a receiver,
               trustee, liquidator or custodian of the Company or all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced, and an order for relief entered or such proceeding shall not be dismissed, discharged or stayed within 60 days of commencement.

                      (e) Any of the representations or warranties made by the
               Company herein, in the Agreement or in any agreement, certificate or financial statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Note or the Agreement shall be false or misleading in any respect at the time made and results in a Material Adverse Effect.

                      (f) The Company (i) fails to issue Conversion Shares to
               the Holder or to cause its Transfer Agent to issue Conversion Shares, or, if applicable, cash, upon proper exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, (ii) fails to transfer or to cause its Transfer Agent to transfer any certificate for Conversion Shares issued to the Holder as and when required by this Note or the Agreement, and such transfer is otherwise lawful, or (iii) fails to remove any restrictive legend or to cause its Transfer Agent to transfer any certificate or any Conversion Shares issued to the Holder as and when required by this Note, the Agreement or any other related agreement and such legend removal is otherwise lawful, and any such failure described in subclauses (i), (ii) or
               (iii) continues uncured for five Business Days.

                      (g) The Company fails to perform or observe, in any
               material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under the Agreement, this Note or any related agreement, including but not limited to the payments of interest (other than quarterly interest payments), liquidated damages and late fees, provided the Holder has provided the Company notice and an opportunity to cure within ten trading days of any such event of default under this Section 4.1(g) and provided that the failure results in a Material Adverse Effect.

                        (h) Any governmental agency or any court of competent
                jurisdiction at the instance of any governmental agency assumes custody or control of the whole or any substantial portion of the properties or assets of the Company and the action is not dismissed within 60 days thereafter.

                        (i) Any money judgment, writ or warrant of attachment,
                or similar process in excess of $500,000 in the aggregate is entered or filed against the Company or any of its properties or other assets and remains unpaid, unvacated, unbonded or unstayed for a period of 60 days or in any event later than five days prior to the date of any proposed sale thereunder.

                        (j) The Registration Statement is not declared effective
                by the SEC within 180 days from the Closing Date.

                        (k) The Company (or any subsidiary thereof if guaranteed
                by the Company) defaults (unless the default is the subject of a bona fide dispute and the Company has set aside adequate reserves) in any of its obligations under any of the other Notes or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding an aggregate of $500,000, unless waived, extended or cured within ten Business Days, whether the indebtedness now exists or if hereafter created and the default results in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

                        (l) The Common Stock is delisted from the Principal
                Market or suspended from trading on the Principal Market without resuming trading and/or being relisted or thereon or listed on another Principal Market or having the suspension lifted, in either case, for more than either five consecutive trading days or 15 trading days in the aggregate during any 12 month period (which need not be consecutive).

                        (m) The Company suspends the Holder's conversion rights
                for more than five trading days in the aggregate during any 12 month period; provided, however, that this Event of Default shall not be deemed to grant the Company any right to any such suspensions.

                        (n) If the effectiveness of the Registration Statement
                lapses for any reason or the Holder is not permitted to resell Registrable Securities under the

                Registration Statement, in either case, for more than 30 Business Days, in the aggregate, during any 12 month period.

                      (o) Except for the security interests granted under the
               Agreement and except as may arise under government contracts, the Company or any Guarantor grants or agrees to grant a security interest in any intellectual property of the Company or any subsidiary.

                      (p) A default causing acceleration of any Principal Note
               occurs.

                4.2 ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 4.1(c) or (d) with respect to the Company occurs and is continuing, then the Holder may declare the outstanding principal and accrued interest on this Note and all other payments payable hereunder to be forthwith due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, to the fullest extent permitted by applicable law. If an Event of Default specified in Section 4.1(c) or (d) occurs and is continuing, then the outstanding principal and accrued interest on this Note and all other payments payable hereunder shall become and be immediately due and payable without any declaration or other act on the part of the Holder. The Holder by notice to the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived. No such rescission shall affect any subsequent default or impair any right thereto.

        5. CONVERSION.

                5.1 AUTOMATIC CONVERSION. Subject to the limitations set forth in Section 5.7, if at any time after the Registration Statement has been declared effective and on or before the payment in full or conversion of this Note (a) the Closing Sale Price of a share of the Company's Common Stock equals or exceeds $3.00 (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or similar event) for 20 consecutive trading days, (b) the average daily trading volume during the 20 trading day period equals or exceeds 100,000 shares and
        (c) the Company previously has filed a Registration Statement with the Securities and Exchange Commission, and such Registration Statement previously has been declared effective by the SEC and the effectiveness thereof continues throughout each day of the 20 trading day period, then the principal will automatically convert into shares of Common Stock at the Conversion Rate (as defined below). Accrued interest due may be converted, at the same rate, at the option of the Company. The conversion will be deemed to have occurred as of the close of business on such 20th consecutive trading day. The Company shall notify the Holder in writing within one trading day after any automatic conversion, and will cause certificate representing the Conversion Shares to be issued within two trading days after automatic conversion, and will deliver those certificates to the Holder by overnight courier immediately after receipt of the original of this Note for cancellation.

                5.2 CONVERSION PROCEDURE IN THE EVENT OF AUTOMATIC CONVERSION. In the event of automatic conversion, the outstanding principal (and accrued interest due, if elected by the Company) under this Note will convert automatically without any further action by the Company whether or not the Note is surrendered to the Company or its transfer agent. The Company will not be obligated to issue certificates evidencing the securities issuable upon automatic conversion of this Note unless this Note is either delivered to the Company or its transfer agent, or the Holder notifies the Company or its transfer agent that this Note has been mutilated, lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Note. At its expense, the Company will, as soon as reasonably practicable thereafter, issue and deliver to the Holder a certificate for the number of shares to which the Holder will be entitled upon conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), together with a check payable to the Holder for any cash amounts payable as described in Section 5.5.

                5.3 VOLUNTARY CONVERSION. Subject to the limitations set for in
        Section 5.3, the Holder may, at any time before this Note has been repaid in full, elect to convert all or any portion of the outstanding principal (and accrued interest due, if elected by the Holder) into shares of Common Stock at the Conversion Rate.

                5.4 CONVERSION PROCEDURE IN THE EVENT OF VOLUNTARY CONVERSION.

                        (a) Each voluntary conversion of this Note shall be
                effected by the surrender of this Note at the principal office of the Company at any time during normal business hours, together with a written notice by the Holder stating that the Holder desires to convert the entire, or a specified increment of, principal of this Note into Common Stock. Each conversion of a Note will be deemed to have been effected as of the close of business on the date on which this Note has been surrendered and the notice has been received, and at that time, the rights of the Holder of this Note will cease and the person or persons in whose name or names any certificate or certificates for Common Stock are to be issued upon conversion will be deemed to have become the Holder or Holders of record of the shares of Common Stock represented thereby.

                        (b) Within two trading days after a conversion has been
                effected, the Company will deliver to the converting holder:

                                (i) a certificate or certificates representing
                        the number of shares of Common Stock issuable by reason of conversion in such name or names and such denomination or denominations as the converting holder has specified; and

                                (ii) a replacement Note representing the
                        principal amount of this Note delivered to the Company in connection with the conversion but which was not converted.

                        (c) The issuance of certificates for Common Stock upon
                conversion of this Note will be made without charge to the Holder of this Note for any tax in respect thereof or other cost incurred by the Company in connection with conversion and the related issuance of Common Stock. Upon conversion of any portion of this Note, the Company will take all actions as are necessary in order to ensure that the Common Stock issuable with respect to conversion will be validly issued, fully paid and nonassessable.

                        (d) The Company will not close its books against the
                transfer of this Note or of the shares of Common Stock issued or issuable upon conversion of this Note in any manner which interferes with the timely conversion of this Note, and will at all times reserve for issuance the maximum number of shares of Common Stock into which this Note is convertible.

                5.5 FRACTIONAL SHARES; INTEREST. No fractional shares shall be issued upon conversion of this Note. In lieu of Company issuing any fractional shares to Holder upon the conversion of this Note, Company shall pay to Holder an amount in cash equal to the product obtained by multiplying the Conversion Rate applied to effect such conversion by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full or the payment of outstanding amounts specified in this Note, the Company shall be released from all its obligations and liabilities under this Note.

                5.6 CONVERSION RATE. The initial Conversion Rate shall be $1.00 per share of Common Stock. The Conversion Rate shall be subject to adjustment as described in Section 6.

                5.7 CONVERSION RESTRICTIONS.

                        5.7.1 BENEFICIAL OWNERSHIP LIMITATION. Notwithstanding
                anything herein to the contrary, the Holder may not convert, and the Company may not cause the Holder to convert, this Note to the extent such conversion would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion or exercise of this Note or any other instrument of the Company (including the Warrant which accompanied this Note) held by the Holder after application of this Section 5.7. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section 5.7 will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Note that, without regard to any other shares that the

                Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on the Conversion Date in accordance with this Section
                5.7. If this Note was not surrendered on the Conversion Date, the Company shall provide the Holder written notice of the amount actually converted. If the Holder surrendered this Note on the Conversion Date, the Company shall, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess portion of the Note to the Holder. The provisions of this Section 5.7 may be waived by the Holder (but only as to itself and not to any other holder of a Note or Warrant) in whole or in part (x) upon not less than 61 days prior notice to the Company and (y) immediately upon written notice to the Company in the event of the occurrence or notice of an intended or pending Change of Control. Other holders of Notes and Warrants shall be unaffected by any such waiver. For purposes of this Section 5.7, "Change of Control" means (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (ii) the sale or transfer of all or substantially all of the Company's assets,
                (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound providing for any of the events set forth in (i), (ii) or
                (iii) above.

                        5.7.2 LIMITATION ON NUMBER OF SHARES ISSUABLE.
                Notwithstanding anything herein to the contrary, unless the requisite stockholder vote has been obtained, the Company shall not be required to issue to the Holder, upon conversion of the Notes or exercise of the Warrants, in excess of, as of Closing Date, 19.9999% of the issued and outstanding shares of Common Stock multiplied by a fraction, the numerator of which is the original principal amount of this Note and the denominator of which is the aggregate original principal amount of all the Notes at a price below the market price of the Common Stock on such date (the "Maximum Aggregate Share Amount"), unless the Company first obtains stockholder approval permitting such issuances in accordance with Nasdaq rules. If the number of shares of Common Stock which would, notwithstanding the limitation set forth herein, be issuable and sold to the Holder equals or exceeds the Maximum Aggregate Share Amount, then, at any time thereafter, from time to time, at the sole election of the Holder, in whole or in part, the Company shall honor the conversion of this Note by the Holder at the

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                lowest possible conversion price (but not lower than the
                Conversion Rate) which would permit such conversion without violating Nasdaq Rule 4350(i).

        6.      ADJUSTMENT OF CONVERSION RATE.

        The Conversion Rate shall be adjusted from time to time as follows:

                6.1 ADJUSTMENT OF CONVERSION RATE UPON ISSUANCE OF COMMON STOCK. If and whenever on or after the date of issuance of this Note, but before April 16, 2003, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock issued or deemed to have been issued by the Company upon exercise or conversion of the Other Securities) for a consideration per share less than a price (the "Applicable Price") equal to the Conversion Rate in effect immediately prior to such issuance or sale, then immediately after such issue or sale the Conversion Rate then in effect shall be reduced to an amount equal to such consideration per share.

                6.2 EFFECT ON CONVERSION RATE OF CERTAIN EVENTS. For purposes of determining the adjusted Warrant Exercise Price under Section 6.1, the following shall be applicable:

                        6.2.1 Issuance of Options. If the Company in any manner
                grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this
                Section 6.2.1, the "lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exchange or exercise of such Convertible Securities" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Rate shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.

                        6.2.2 Issuance of Convertible Securities. If the Company
                in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 6.2.2, the "lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exchange or exercise of such Convertible Security. No further adjustment of the Conversion Rate shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Rate had been or are to be made pursuant to other provisions of this Section 6.2, no further adjustment of the Conversion Rate shall be made by reason of such issue or sale.

                        6.2.3 Change in Option Price or Rate of Conversion. If
                the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Rate in effect at the time of such change shall be adjusted to the Conversion Rate which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock acquirable hereunder shall be correspondingly readjusted. For purposes of this Section 6.2.3, if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Note are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Rate then in effect.

                6.3 EFFECT ON CONVERSION RATE OF CERTAIN EVENTS. For purposes of determining the adjusted Conversion Rate under Sections 6.2 and 6.3, the following shall be applicable:

                        6.3.1 Calculation of Consideration Received. In case any
                Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the

                Closing Sale Price of such securities on the date of receipt of such securities. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of Notes representing at least two-thirds of the shares of Common Stock obtainable upon conversion of the Notes then outstanding. If such parties are unable to reach agreement within ten days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of Notes representing at least two-thirds of the shares of Common Stock obtainable upon conversion of the Notes then outstanding. The determination of such appraiser shall be final and binding upon all parties absent error and the fees and expenses of such appraiser shall be borne by the Company.

                        6.3.2 Record Date. If the Company takes a record of the
                holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                6.4 ADJUSTMENT OF CONVERSION RATE UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time after the date of issuance of this Note subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon conversion of this Note will be proportionately increased. If the Company at any time after the date of issuance of this Note combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon conversion of this Note will be proportionately decreased. Any adjustment under this Section 6.4 shall become effective at the close of business on the date the subdivision or combination becomes effective

                6.5 DISTRIBUTION OF ASSETS. If the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Note, then, in each such case:

                (a) the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Rate by a fraction of which
        (A) the numerator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date; and

                (b) the number of Conversion Shares obtainable upon conversion of this Note shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (a).

                6.6 CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Rate and the number of shares of Common Stock obtainable upon conversion of this Note so as to protect the rights of the holders of the Notes; provided that no such adjustment will increase the Conversion Rate or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 6.

                6.7 NOTICES.

                (a) Immediately upon any adjustment of the Conversion Rate, the Company will give written notice thereof to the holder of this Note, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

                (b) The Company will give written notice to the holder of this Note at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

                (c) The Company will also give written notice to the holder of this Note at least 20 days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

        7. PRIORITY; AGREEMENTS RELATING TO COLLATERAL.

                7.1 PRIORITY OF SECURITY INTEREST. The initial Holder and any subsequent Holder of this Note, by accepting this Note, acknowledges and agrees that the Holder's security interest in the Collateral is (a) a pro rata security interest (as described in the Agreement) with the holders of other similar Notes issued by the Company pursuant to the Agreement and (b) is junior in priority to the security interests of the holders of any Senior Debt (as defined below).

                7.2 SENIOR DEBT. "Senior Debt" means an amount owing by the Company, including principal, interest (including any interest accruing during any bankruptcy proceeding), premium, if any, fees (including, without limitation, any commitment, agency, facility, structuring, restructuring or other fee), costs, expenses and indemnities, from time to time for indebtedness for borrowed money under notes, debentures or other evidence of indebtedness issued to, or agreements with, a commercial bank or similar financial institution whose principal business is the lending of money solely for the purpose of obtaining working or permanent capital for the Company, which amount and repayment terms thereof have been designated by the Company in writing as of the date hereof to the Holder as "Senior Debt." The Holder hereby waives any and all notice of renewal, extension or accrual of any of the Senior Debt, present or future, and agrees and consents that without notice to or consent of the Holder: (a) the obligations and liabilities of the Company or any other party or parties under the Senior Debt may, from time to time, in whole or in part, be renewed, refinanced, replaced, terminated, decreased or released; (b) the holders of Senior Debt and their representatives may exercise or refrain from exercising any right, remedy or power granted by any document creating or evidencing the Senior Debt or at law, in equity, or otherwise, with respect to the Senior Debt or in connection with any collateral security or lien (legal or equitable) held, given or intended to be given therefor (including, without limitation, the right to perfect any lien or security interest created in connection therewith); and (c) any and all collateral security and/or liens (legal or equitable) at any time, present or future, held, given or intended to be given for the Senior Debt, and any rights or remedies of the holders of Senior Debt and their representatives in respect thereof, may, from time to time, in whole or in part, be surrendered, released, perfected, unperfected or waived by the holders of Senior Debt and their representatives.

                7.3 EXECUTION OF SUBORDINATION AGREEMENT. By accepting this Note, the Holder agrees that, upon the request of any holder of Senior Debt, it will execute and deliver a subordination agreement for the benefit of such holder of Senior Debt (in form reasonably acceptable to the Holder and its counsel) reflecting the terms of this Section 7; provided, however that the foregoing shall not require the Holder to execute or deliver any agreement which provides for additional terms of subordination or otherwise adversely modifies (whether by change, addition or deletion) the terms hereof.

               7.4 ADDITIONAL ENCUMBRANCES. The Company shall not, without the prior written consent of the Representative of the Investors and the holders of a majority in principal amount of the outstanding Notes, create or suffer to exist any lien or security interest on or with respect to the Collateral, except liens or security interests (a) in favor of holders of Senior Debt or Notes of the Company, (b) securing taxes, assessments or governmental charges or levies, or (iii) that arise in the ordinary course of business and not created in connection with the borrowing of money or the obtaining of credit.

               7.5 OBTAINING INSURANCE. The Company shall in good faith seek and evaluate insurance products relative to the intellectual property of the Company. If the terms, costs and availability of funds provided by such insurance products are reasonably acceptable to the Company, the Representative of the Investors and the holders of a majority in principal amount of the outstanding Notes, such insurance products shall be obtained at the Company's sole cost and expense, provided that the coverage lasts through the term of this Note.

        8. COSTS.

        In addition to all unpaid principal and accrued interest due and payable hereunder, the Company agrees to pay to the Holder upon demand all reasonable costs and expenses incurred (including, without limitation reasonable fees and expenses of counsel) in connection with (a) the enforcement of the terms of or protection of the Holder's rights under this Note, (b) any waiver requested by the Company of the Holder's rights under this Note, (c) any proposed amendment, modification, refinancing, restructuring or work-out of the credit evidenced hereby and (d) collecting any obligations under this Note through reorganization, bankruptcy or any other proceeding.

        9. USURY.

        It is the express intent of the Company and the Holder that the payment of all or any portion of the outstanding principal amount of and accrued interest under this Note be exempt from the application of any applicable usury or similar laws under any state, federal or foreign jurisdiction. The Company hereby irrevocably waives, to the fullest extent permitted by law, any objection or defense which the Company may now or hereafter have to the payment when due of any and all Note principal or accrued interest arising out of or relating to a claim of usury or similar laws and the Company hereby agrees that neither it nor any of its affiliates shall in the future bring, commence, maintain, prosecute or voluntarily aid in any action at law, proceeding in equity or other legal proceeding against the Holder based on a claim that the Company's payment obligations under this Note violate the usury or similar laws of any state, federal or foreign jurisdiction. Notwithstanding the foregoing, if any interest is paid on this Note that is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

        10.    UNCONDITIONAL OBLIGATION: FEES, WAIVERS, OTHER.

        The Company and the Holder (by acceptance of this Note) agree as follows:

               (a) No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver, nor as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof.

               (b) The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right at any and all times which Holder had or is existing hereunder.

        11.    NOTICES.

        All notices and other communications provided for hereunder shall be in writing and delivered, mailed or transmitted by any standard form of telecommunication. Notices and other communications to the Holder shall be directed to it at its address noted on the Company's records; and notices and other communications to the Company shall be directed to it at its address at SSP Solutions, Inc., 17861 Cartwright Road, Irvine, California 92614; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party pursuant hereto. Any notice or other communication shall be deemed to have been duly given (a) when sent by Federal Express or other overnight delivery service of recognized standing, on the business day following deposit with such service; (b) when mailed by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when telecopied, upon confirmation of receipt. Any party hereto may by notice so given change its address for future notice hereunder.

        12.    PAYMENT.

        Except with respect to payments in kind that are permitted hereunder, payment shall be made in lawful tender of the United States.

        13.    NO THIRD PARTY RIGHTS.

        Nothing expressed in or to be implied from this Note is intended to give, or shall be construed to give, any person, other than the parties hereto and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Note.

        14.    REPLACEMENT OF NOTE.

        Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (or any security issued on conversion of this Note), the Company will issue a replacement instrument, at the Holder's expense, representing such securities in lieu of such lost, stolen, destroyed or mutilated instrument, provided that the Holder agrees to indemnify the Company for any losses incurred by the Company with respect to such instrument.

        15.    AMENDMENT.

        Except as expressly provided herein, neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Note and signed by the Company and the Holder. This
Note is one of a series of similar Notes issued by the Company. Notwithstanding the foregoing, this Note may be amended, waived, discharged or terminated by a written instrument referencing this Note and signed by the Company, the Representative of the Investors and the holders of a majority in principal amount of the outstanding Notes of the Company. Any such amendment, waiver, discharge or termination effected in accordance with the preceding sentence shall be binding upon each holder of any Notes of the Company outstanding. The Holder acknowledges that by the operation of this paragraph, the holders of a majority of the outstanding principal amount of the Notes will have the right and power to diminish or eliminate all rights of the Holder under this Note.

        16.    GOVERNING LAW.

        This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the United States of America and the State of California, without application of conflicts of law principles. In any action, dispute, litigation or other proceeding concerning this Note (including arbitration), exclusive jurisdiction shall be with the courts of California, with the County of Orange being the sole venue for the bringing of the action or proceeding.

        17.    WAIVER OF JURY TRIAL.

        BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, AND UNDERSTANDING THEY ARE WAIVING A CONSTITUTIONAL RIGHT, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS NOTE, THE AGREEMENT AND/OR ANY RELATED AGREEMENT OR THE TRANSACTIONS COMPLETED HEREBY OR THEREBY.

                            [signature page follows]

        IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

                                        SSP SOLUTIONS, INC.,
                                        a Delaware corporation

                                        By:
                                            ------------------------------------
                                            Richard M. Depew, President


                                        By:
                                            ------------------------------------
                                            Thomas E. Schiff,
                                            Chief Financial Officer